Exhibit 99.1
NEWS RELEASE

November 4, 2025	Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-4638
Silver Spring, MD
URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS
Silver Spring, MD: - Urban One, Inc. (NASDAQ: UONEK and UONE) today reported its results for the three months ended September 30, 2025. For the three months ended September 30, 2025, net revenue was approximately $92.7 million, a decrease of 16.0% from the same period in 2024. The Company reported operating income of approximately $2.5 million for the three months ended September 30, 2025, compared to an operating loss of approximately $26.2 million for the three months ended September 30, 2024. Broadcast and digital operating income1 was approximately $20.0 million for the three months ended September 30, 2025, a decrease of 43.6% from the same period in 2024. Net loss was approximately $2.8 million or $(0.06) per share (basic) for the three months ended September 30, 2025 compared to net loss of approximately $31.8 million or $(0.68) per share (basic) for the same period in 2024. Adjusted EBITDA2 was approximately $14.2 million for the three months ended September 30, 2025, compared to approximately $25.4 million for the same period in 2024.

Alfred C. Liggins, III, Urban One’s CEO and President stated, "Third quarter results came in slightly softer than expected across the board. Core radio, excluding political, finished down 8.1%, and our Radio segment is currently pacing down 30.2% all-in and 6.4% ex political for the fourth quarter of 2025. Revenues at our Reach Media and Digital segments were down 40.0% and 30.0% respectively, which was on the lower end of expectations. Cable TV advertising was down 5.4% and affiliate revenue was down 9.1% driven by continuing subscriber churn. In light of the soft overall market conditions, we are reducing our full year guidance from $60.0 million of Adjusted EBITDA2 to $56.0 to $58.0 million. Our focus remains on controlling costs, managing debt, leverage and liquidity. During the third quarter of 2025, we repurchased $4.5 million of our 2028 Notes at an average price of approximately 52.0% of par, reducing our outstanding debt balance to $487.8 million."

PAGE 2-- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
CONSOLIDATED STATEMENTS OF OPERATIONS	(in thousands, except share data)		(in thousands, except share data)
NET REVENUE	$92,677	$110,393	$276,543	$332,547
OPERATING EXPENSES
Programming and technical, excluding stock-based compensation	34,705	33,911	93,950	99,826
Selling, general and administrative, excluding stock-based compensation(a)	48,993	53,466	148,591	169,174
Stock-based compensation	365	1,152	1,615	3,615
Depreciation and amortization	6,104	1,238	11,942	6,081
Impairment of goodwill and intangible assets	—	46,823	136,521	127,581
Total operating expenses	90,167	136,590	392,619	406,277
Operating income (loss)	2,510	(26,197)	(116,076)	(73,730)
INTEREST AND INVESTMENT INCOME	512	1,088	2,094	4,863
INTEREST EXPENSE	(9,448)	(11,649)	(30,076)	(37,051)
GAIN ON RETIREMENT OF DEBT	2,125	3,472	44,009	18,771
OTHER INCOME, NET	359	74	675	974
Loss from consolidated operations before benefit from income taxes	(3,942)	(33,212)	(99,374)	(86,173)
BENEFIT FROM INCOME TAXES	1,121	1,814	6,845	17,824
NET LOSS FROM CONSOLIDATED OPERATIONS	(2,821)	(31,398)	(92,529)	(68,349)
LOSS FROM UNCONSOLIDATED JOINT VENTURE	—	—	—	(411)
NET LOSS	(2,821)	(31,398)	(92,529)	(68,760)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	9	400	(55)	976
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,830)	$(31,798)	$(92,474)	$(69,736)

Weighted-average shares outstanding - basic[3]	44,366,979	47,105,290	44,631,511	48,614,438
Weighted-average shares outstanding - diluted[4]	44,366,979	47,105,290	44,631,511	48,614,438
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 3 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS
Effective January 1, 2025, the Company modified the composition of two of our reportable segments to reflect changes in how they operate their business. The Company transferred the connected television ("CTV") offering within our Digital segment to our Cable Television segment. This change aligns the CTV offering with the results of operations within our Cable Television segment. Prior period Cable Television and Digital segment information has been reclassified to conform to the current period presentation. In addition, prior period segment information has been recast between the Sales and marketing and the General and administrative to conform the presentation of significant segment expenses used to evaluate performance by the Chief Operating Decision Maker ("CODM").
Detailed segment data for the three and nine months ended September 30, 2025 and 2024 is presented in the following tables:

	Three Months Ended September 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$92,677	$34,725	$6,147	$12,696	$39,790	$(681)
Less:
Programming and technical	34,705	14,275	3,089	3,238	14,267	(164)
Sales and marketing	28,234	10,699	2,624	8,245	7,161	(495)
General and administrative	20,759	7,011	726	484	3,852	8,686
Add back:
Severance-related costs	1,620	1,223	83	35	6	273
Litigation settlement costs (c)	3,078	3,078	—	—	—	—
Other costs(d)	524	77	—	—	—	447
Adjusted EBITDA[2]	$14,201	$7,118	$(209)	$764	$14,516	$(7,988)

	Three Months Ended September 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$110,393	$39,716	$10,247	$18,291	$42,797	$(658)
Less:
Programming and technical	33,911	11,779	3,700	3,481	15,177	(226)
Sales and marketing (b)	29,758	13,896	1,346	8,147	6,800	(431)
General and administrative (b)	23,708	8,006	916	660	3,933	10,193
Add back/(deduct):
Severance-related costs	251	145	—	—	—	106
Other costs (income)(d)	2,147	1,215	(742)	(720)	—	2,394
Adjusted EBITDA[2]	$25,414	$7,395	$3,543	$5,283	$16,887	$(7,694)

PAGE 4 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Nine Months Ended September 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	Corporate/ Eliminations/ Other
NET REVENUE	$276,543	$104,028	$17,315	$33,162	$124,053	$(2,015)
OPERATING EXPENSES:
Programming and technical	93,950	35,561	9,635	9,692	39,548	(486)
Sales and marketing	85,620	35,634	7,802	21,604	22,088	(1,508)
General and administrative	62,971	20,434	2,487	1,229	11,258	27,563
Add back/(deduct):
Severance-related costs	1,839	1,300	198	37	6	298
Litigation settlement costs (c)	3,078	3,078	—	—	—	—
Other costs (income)(d)	2,099	127	—	2	(1)	1,971
Adjusted EBITDA[2]	$41,018	$16,904	$(2,411)	$676	$51,164	$(25,315)

	Nine Months Ended September 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	Corporate/ Eliminations/ Other
NET REVENUE	$332,547	$118,066	$37,648	$44,551	$134,113	$(1,831)
Less:
Programming and technical	99,826	34,543	10,824	10,504	44,690	(735)
Sales and marketing (b)	98,238	38,451	14,571	21,342	25,247	(1,373)
General and administrative (b)	70,936	23,733	2,679	1,641	12,056	30,827
Add back/(deduct):
Severance-related costs	831	264	—	—	89	478
Other costs (income)(d)	12,215	922	(743)	(720)	—	12,756
Adjusted EBITDA[2]	$76,593	$22,525	$8,831	$10,344	$52,209	$(17,316)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.
(b) Effective January 1, 2025, prior period segment information has been recast between Sales and marketing and General and administrative to conform the presentation of significant expenses used to evaluate performance by the CODM.
(c) Non-recurring litigation settlement costs include an approximately $3.1 million charge related to the rate increase for royalties for historical periods due to the Radio Music Licensing Committee's settled litigation with Broadcast Music, Inc. and the American Society of Composers Authors and Publishers in August 2025.
(d) Other costs (income) include the remaining non-recurring costs (income) used to arrive at Adjusted EBITDA.

PAGE 5 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
PER SHARE DATA - basic and diluted:	(in thousands, except per share data)		(in thousands, except per share data)
Net loss attributable to common stockholders (basic)	$(0.06)	$(0.68)	$(2.07)	$(1.43)
Net loss attributable to common stockholders (diluted)	$(0.06)	$(0.68)	$(2.07)	$(1.43)

Broadcast and digital operating income	$19,958	$35,370	$68,638	$101,580

Broadcast and digital operating income reconciliation:
Net loss attributable to common stockholders	$(2,830)	$(31,798)	$(92,474)	$(69,736)
Add back/(deduct) certain non-broadcast and digital operating income items included in net loss:
Interest and investment income	(512)	(1,088)	(2,094)	(4,863)
Interest expense	9,448	11,649	30,076	37,051
Benefit from income taxes	(1,121)	(1,814)	(6,845)	(17,824)
Corporate selling, general and administrative expenses, excluding stock-based compensation	10,979	12,354	34,636	38,033
Stock-based compensation	365	1,152	1,615	3,615
Gain on retirement of debt	(2,125)	(3,472)	(44,009)	(18,771)
Other income, net	(359)	(74)	(675)	(974)
Loss from unconsolidated joint venture	—	—	—	411
Depreciation and amortization	6,104	1,238	11,942	6,081
Net income (loss) attributable to non-controlling interests	9	400	(55)	976
Impairment of goodwill and intangible assets	—	46,823	136,521	127,581
Broadcast and digital operating income	$19,958	$35,370	$68,638	$101,580

Adjusted EBITDA[2]	$14,201	$25,414	$41,018	$76,593

Adjusted EBITDA[2] reconciliation:
Net loss attributable to common stockholders	$(2,830)	$(31,798)	$(92,474)	$(69,736)
Interest and investment income	(512)	(1,088)	(2,094)	(4,863)
Interest expense	9,448	11,649	30,076	37,051
Benefit from income taxes	(1,121)	(1,814)	(6,845)	(17,824)
Depreciation and amortization	6,104	1,238	11,942	6,081
EBITDA	$11,089	$(21,813)	$(59,395)	$(49,291)
Stock-based compensation	365	1,152	1,615	3,615
Gain on retirement of debt	(2,125)	(3,472)	(44,009)	(18,771)
Other income, net	(359)	(74)	(675)	(974)
Loss from unconsolidated joint venture	—	—	—	411
Net income (loss) attributable to non-controlling interests	9	400	(55)	976
Corporate costs(a)	524	1,385	1,633	10,232
Litigation settlement costs(b)	3,078	—	3,078	—
Severance-related costs	1,620	251	1,839	831
Impairment of goodwill and intangible assets	—	46,823	136,521	127,581
Loss from ceased non-core businesses initiatives(c)	—	762	466	1,983
Adjusted EBITDA[2]	$14,201	$25,414	$41,018	$76,593
(a) Corporate costs primarily include professional fees related to the material weakness remediation efforts.
(b) Non-recurring litigation settlement costs include an approximately $3.1 million charge related to the rate increase for royalties for historical periods due to the Radio Music Licensing Committee's settled litigation with Broadcast Music, Inc. and the American Society of Composers Authors and Publishers in August 2025.
(c) In 2024, we made an immaterial change to the definition of Adjusted EBITDA2 by adding back the loss from ceased non-core operations. All historical periods were recast to reflect this immaterial change.

PAGE 6 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	September 30, 2025	December 31, 2024
	(in thousands)
SELECTED CONSOLIDATED BALANCE SHEET DATA:	(Unaudited)
Cash and cash equivalents and restricted cash	$79,810	$137,574
Intangible assets, net(a)	340,185	490,024
Total assets	723,476	944,790
Total debt (including current portion, net of issuance costs)	484,278	579,069
Total liabilities	642,058	765,857
Total stockholders' equity	78,832	170,945
Redeemable non-controlling interests	2,586	7,988
(a) Intangible assets, net include Goodwill, Radio Broadcasting Licenses, net, Other Intangible Assets, net, and Launch Assets.

	September 30, 2025	Applicable Interest Rate
SELECTED LEVERAGE DATA:	(in thousands)
7.375% senior secured notes due February 2028, net of issuance costs of approximately $3.6 million (fixed rate)	$484,278	7.375%
Cautionary Note Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements represent management's current expectations and are based upon information available to Urban One at the time of this release. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond Urban One's control, which may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially are described in Urban One’s reports on Forms 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission (the “SEC”). Urban One does not undertake any duty to update any forward-looking statements.

PAGE 7 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS
For the three months ended September 30, 2025, we recognized approximately $92.7 million in net revenue compared to approximately $110.4 million during the three months ended September 30, 2024. These amounts are net of agency commissions. We recognized approximately $34.7 million of revenue from our Radio Broadcasting segment during the three months ended September 30, 2025, compared to approximately $39.7 million for the three months ended September 30, 2024, a decrease of approximately $5.0 million primarily driven by weaker overall market demand from the national and local advertisers and non-returning political revenues. We recognized approximately $6.1 million of revenue from our Reach Media segment during the three months ended September 30, 2025, compared to approximately $10.2 million for the three months ended September 30, 2024, a decrease of approximately $4.1 million. The decrease was primarily driven by a decrease in national sales. We recognized approximately $12.7 million of revenue from our Digital segment during the three months ended September 30, 2025, compared to approximately $18.3 million during the three months ended September 30, 2024, a decrease of approximately $5.6 million. This decrease was primarily driven by the decrease in direct revenue streams and political revenue. We recognized approximately $39.8 million of revenue from our Cable Television segment during the three months ended September 30, 2025, compared to approximately $42.8 million during the three months ended September 30, 2024, a decrease of approximately $3.0 million. The decrease was primarily driven by the churn of subscribers and lower advertising sales.
The following charts indicate the sources of our net revenue for the three months and year ended September 30, 2025:

	Three Months Ended September 30,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands)
Radio advertising	$38,123	$44,991	$(6,868)	(15.3)%
Political advertising	201	3,547	(3,346)	(94.3)%
Digital advertising(a)	12,685	17,327	(4,642)	(26.8)%
Cable Television advertising(a)	22,674	23,975	(1,301)	(5.4)%
Cable Television affiliate fees	17,089	18,808	(1,719)	(9.1)%
Event revenues & other	1,905	1,745	160	9.2%
Net revenue	$92,677	$110,393	$(17,716)	(16.0)%

	Nine Months Ended September 30,
	2025	2024	$ Change	% Change

Net revenue:	(in thousands)
Radio advertising	$112,967	$131,753	$(18,786)	(14.3)%
Political advertising	594	6,935	(6,341)	(91.4)%
Digital advertising(a)	33,148	43,209	(10,061)	(23.3)%
Cable Television advertising(a)	71,076	75,104	(4,028)	(5.4)%
Cable Television affiliate fees	52,867	58,910	(6,043)	(10.3)%
Event revenues & other	5,891	16,636	(10,745)	(64.6)%
Net revenue	$276,543	$332,547	$(56,004)	(16.8)%
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from the Digital segment to the Cable Television segment.

PAGE 8 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS
Operating expenses, excluding depreciation and amortization, stock-based compensation, and impairment of goodwill and intangible assets, were approximately $83.7 million for the three months ended September 30, 2025, compared to approximately $87.4 million for the comparable period in 2024. The overall decrease in operating expenses was primarily due to lower expenses across most segments and lower third-party professional fees.
There was no impairment of goodwill and intangible assets during the three months ended September 30, 2025. The Company recorded impairment of goodwill and intangible assets of approximately $46.8 million for the three months ended September 30, 2024. The impairment loss of approximately $46.8 million during the three months ended September 30, 2024 was associated with the impairment of broadcasting licenses within the Radio Broadcasting segment and the TV One Trade Name. The primary factors leading to the impairments were an increase in discount rate, continued decline of projected gross market revenues for Radio Broadcasting, projected revenues for TV One and a decline in operating profit margin.
Depreciation and amortization expense was approximately $6.1 million for the three months ended September 30, 2025, compared to approximately $1.2 million for the three months ended September 30, 2024, an increase of approximately $4.9 million due to the TV One Trade Name amortization and radio broadcasting license amortization as a result of the Company's change from indefinite-lived to a finite-lived intangible asset in 2025.
Interest and investment income was approximately $0.5 million for the three months ended September 30, 2025, compared to approximately $1.1 million for the three months ended September 30, 2024. The decrease was driven by lower cash and cash equivalents balances during the three months ended September 30, 2025, than in the corresponding period in 2024.
Interest expense was approximately $9.4 million for the three months ended September 30, 2025, compared to approximately $11.6 million for the three months ended September 30, 2024, a decrease of approximately $2.2 million. During the three months ended September 30, 2025, the Company repurchased approximately $4.5 million of its 2028 Notes at a weighted average price of approximately 52.0% of par, resulting in a net gain on retirement of debt of approximately $2.1 million.

For the three months ended September 30, 2025, we recorded a benefit from income taxes of approximately $1.1 million on the pre-tax loss of approximately $3.9 million resulting with an annual effective tax rate of 28.4%. For the three months ended September 30, 2024, we recorded a benefit from income taxes of approximately $1.8 million on pre-tax loss of approximately $33.2 million resulting with an annual effective tax rate of 5.5%. This rate includes $2.9 million of discrete tax expense primarily related to return to provision adjustments, changes in valuation allowance for certain of our state net operation losses, and stock-based compensation.
Other pertinent financial information includes capital expenditures of approximately $3.1 million and $1.6 million for the three months ended September 30, 2025 and 2024, respectively.
During the three months ended September 30, 2025, the Company repurchased 176,591 shares of Class A Common Stock of approximately $0.3 million at an average price of $1.75 per share. During the three months ended September 30, 2025, the Company repurchased 592,822 shares of Class D Common Stock in the amount of approximately $0.4 million at an average price of $0.73 per share. During the three months ended September 30, 2024, the Company repurchased 1,015,023 shares of Class A Common Stock in the amount of approximately $2.0 million at an average price of $2.01 per share and repurchased 586,989 shares of Class D Common Stock in the amount of approximately $0.8 million at an average price of $1.31 per share.
Supplemental Financial Information:
For comparative purposes, the following more detailed statements of operations for the three months September 30, 2025 are included.

PAGE 9 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Three Months Ended September 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$92,677	$34,725	$6,147	$12,696	$39,790	$(681)
OPERATING EXPENSES:
Programming and technical	34,705	14,275	3,089	3,238	14,267	(164)
Selling, general and administrative (a)	48,993	17,710	3,350	8,729	11,013	8,191
Stock-based compensation	365	141	23	48	7	146
Depreciation and amortization	6,104	4,807	37	393	689	178
Total operating expenses	90,167	36,933	6,499	12,408	25,976	8,351
Operating income (loss)	2,510	(2,208)	(352)	288	13,814	(9,032)
INTEREST AND INVESTMENT INCOME	512	—	—	—	—	512
INTEREST EXPENSE	(9,448)	(2)	—	—	—	(9,446)
GAIN ON RETIREMENT OF DEBT	2,125	—	—	—	—	2,125
OTHER INCOME, NET	359	350	—	—	—	9
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(3,942)	(1,860)	(352)	288	13,814	(15,832)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,121	5,314	245	314	(3,021)	(1,731)
NET (LOSS) INCOME	(2,821)	3,454	(107)	602	10,793	(17,563)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	9	—	9	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(2,830)	$3,454	$(116)	$602	$10,793	$(17,563)
Adjusted EBITDA[2]	$14,201	$7,118	$(209)	$764	$14,516	$(7,988)
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 10 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Three Months Ended September 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$110,393	$39,716	$10,247	$18,291	$42,797	$(658)
OPERATING EXPENSES:
Programming and technical	33,911	11,779	3,700	3,481	15,177	(226)
Selling, general and administrative (b, c)	53,466	21,902	2,263	8,806	10,733	9,762
Stock-based compensation	1,152	125	28	56	21	922
Depreciation and amortization	1,238	509	39	401	47	242
Impairment of goodwill and intangible assets	46,823	37,734	—	—	9,089	—
Total operating expenses	136,590	72,049	6,030	12,744	35,067	10,700
Operating (loss) income	(26,197)	(32,333)	4,217	5,547	7,730	(11,358)
INTEREST AND INVESTMENT INCOME	1,088	—	—	—	—	1,088
INTEREST EXPENSE	(11,649)	(58)	—	—	—	(11,591)
GAIN ON RETIREMENT OF DEBT	3,472	—	—	—	—	3,472
OTHER INCOME (LOSS), NET	74	(12)	—	—	—	86
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(33,212)	(32,403)	4,217	5,547	7,730	(18,303)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	1,814	2,344	(941)	(380)	(1,218)	2,009
NET (LOSS) INCOME	(31,398)	(30,059)	3,276	5,167	6,512	(16,294)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	400	—	—	—	—	400
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(31,798)	$(30,059)	$3,276	$5,167	$6,512	$(16,694)
Adjusted EBITDA[2]	$25,414	$7,395	$3,543	$5,283	$16,887	$(7,694)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses in this Quarterly Report on Form 10-Q. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 11 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Nine Months Ended September 30, 2025
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital	Cable Television	All Other - Corporate/ Eliminations
NET REVENUE	$276,543	$104,028	$17,315	$33,162	$124,053	$(2,015)
OPERATING EXPENSES:
Programming and technical	93,950	35,561	9,635	9,692	39,548	(486)
Selling, general and administrative (a)	148,591	56,068	10,289	22,833	33,346	26,055
Stock-based compensation	1,615	382	69	206	496	462
Depreciation and amortization	11,942	8,081	104	1,172	2,079	506
Impairment of goodwill and intangible assets	136,521	131,630	—	4,891	—	—
Total operating expenses	392,619	231,722	20,097	38,794	75,469	26,537
Operating (loss) income	(116,076)	(127,694)	(2,782)	(5,632)	48,584	(28,552)
INTEREST AND INVESTMENT INCOME	2,094	—	—	—	—	2,094
INTEREST EXPENSE	(30,076)	(6)	(145)	—	—	(29,925)
GAIN ON RETIREMENT OF DEBT	44,009	—	—	—	—	44,009
OTHER INCOME, NET	675	458	—	—	—	217
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(99,374)	(127,242)	(2,927)	(5,632)	48,584	(12,157)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	6,845	34,983	243	2,498	(10,595)	(20,284)
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(92,529)	(92,259)	(2,684)	(3,134)	37,989	(32,441)
NET (LOSS) INCOME	(92,529)	(92,259)	(2,684)	(3,134)	37,989	(32,441)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(55)	—	(55)	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(92,474)	$(92,259)	$(2,629)	$(3,134)	$37,989	$(32,441)
Adjusted EBITDA[2]	$41,018	$16,904	$(2,411)	$676	$51,164	$(25,315)
(a) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.

PAGE 12 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS

	Nine Months Ended September 30, 2024
	(in thousands)
	Consolidated	Radio Broadcasting	Reach Media	Digital (a)	Cable Television (a)	All Other - Corporate/ Eliminations
NET REVENUE	$332,547	$118,066	$37,648	$44,551	$134,113	$(1,831)
OPERATING EXPENSES:
Programming and technical	99,826	34,543	10,824	10,504	44,690	(735)
Selling, general and administrative (b, c)	169,174	62,184	17,251	22,982	37,304	29,453
Stock-based compensation	3,615	362	78	138	811	2,226
Depreciation and amortization	6,081	3,470	121	1,215	348	927
Impairment of goodwill and intangible assets	127,581	118,492	—	—	9,089	—
Total operating expenses	406,277	219,051	28,274	34,839	92,242	31,871
Operating (loss) income	(73,730)	(100,985)	9,374	9,712	41,871	(33,702)
INTEREST AND INVESTMENT INCOME	4,863	—	—	—	—	4,863
INTEREST EXPENSE	(37,051)	(175)	—	—	—	(36,876)
GAIN ON RETIREMENT OF DEBT	18,771	—	—	—	—	18,771
OTHER INCOME (LOSS), NET	974	(11)	—	—	—	985
(Loss) income from consolidated operations before benefit from (provision for) income taxes	(86,173)	(101,171)	9,374	9,712	41,871	(45,959)
BENEFIT FROM (PROVISION FOR) INCOME TAXES	17,824	22,423	(2,114)	843	(8,082)	4,754
NET (LOSS) INCOME FROM CONSOLIDATED OPERATIONS	(68,349)	(78,748)	7,260	10,555	33,789	(41,205)
LOSS FROM UNCONSOLIDATED JOINT VENTURE, net of tax	(411)	—	—	—	—	(411)
NET (LOSS) INCOME	(68,760)	(78,748)	7,260	10,555	33,789	(41,616)
NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	976	—	—	—	—	976
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(69,736)	$(78,748)	$7,260	$10,555	$33,789	$(42,592)
Adjusted EBITDA[2]	$76,593	$22,525	$8,831	$10,344	$52,209	$(17,316)
(a) Effective January 1, 2025, segment information for the prior periods has been recast to include reclassification of a portion of revenues from our CTV offering from Digital to Cable Television.
(b) Corporate selling, general and administrative expenses have been collapsed with Selling, general and administrative expenses in the consolidated statements of operations.
(c) Effective January 1, 2025, prior period segment information has been realigned between the Sales and marketing and the General and administrative significant segment expenses in this Quarterly Report on Form 10-Q. This provides the CODM with a more appropriate alignment of significant segment expenses used to evaluate segment performance.

PAGE 13 -- URBAN ONE, INC. REPORTS THIRD QUARTER 2025 RESULTS
Urban One, Inc. will hold a conference call to discuss its results for the third fiscal quarter of 2025. The conference call is scheduled for Tuesday November 4, 2025 at 10:00 a.m. EST. To participate on this call, U.S. callers may dial toll-free (+1) 888-596-4144; international callers may dial direct (+1) 646-968-2525. The Access Code is 7822067.
A replay of the conference call will be available from 2:00 p.m. EST November 4, 2025 until 11:59 p.m. EST November 14, 2025. Callers may access the replay by calling (+1) 800-770-2030; international callers may dial direct (+1) 609-800-9909. The replay Access Code is 7822067.
Access to live audio and a replay of the conference call will also be available on Urban One's corporate website at www.urban1.com. The replay will be made available on the website for seven days after the call.
Urban One Inc. (urban1.com), together with its subsidiaries, is the largest diversified media company that primarily targets Black Americans and urban consumers in the United States. The Company owns TV One, LLC (tvone.tv), a television network serving more than 35 million households, offering a broad range of original programming, classic series and movies designed to entertain, inform, and inspire a diverse audience of adult Black viewers. As of September 30, 2025, the Company owned and/or operated 74 independently formatted, revenue producing broadcast stations (including 57 FM or AM stations, 15 HD stations, and the 2 low power television stations the Company operates), located in 13 of the most populous African-American markets in the United States. Through its controlling interest in Reach Media, Inc. (blackamericaweb.com), the Company also operates syndicated programming including the Rickey Smiley Morning Show, and the DL Hughley Show. In addition to its radio and television broadcast assets, Urban One owns iOne Digital (ionedigital.com), our wholly owned digital platform serving the African American community through social content, news, information, and entertainment websites, including its Cassius, Bossip, HipHopWired and MadameNoire digital platforms and brands. Through our national multi-media operations, we provide advertisers with a unique and powerful delivery mechanism to the African American and urban audiences.
Notes:
1“Broadcast and digital operating income”: The Radio Broadcasting industry commonly refers to “station operating income” which consists of net (loss) income before depreciation and amortization, income taxes, interest expense, interest and investment income, non-controlling interests in income of subsidiaries, other income, net, loss from unconsolidated joint venture, corporate selling, general and administrative expenses, stock-based compensation, impairment of intangible assets, and (gain) loss on retirement of debt. However, given the diverse nature of our business, station operating income is not truly reflective of our multi-media operation and, therefore, we use the term “broadcast and digital operating income.” Broadcast and digital operating income is not a measure of financial performance under GAAP. Nevertheless, broadcast and digital operating income is a significant measure used by our management to evaluate the operating performance of our core operating segments. Broadcast and digital operating income provides helpful information about our results of operations, apart from expenses associated with our fixed assets and goodwill and intangible assets, income taxes, investments, impairment charges, debt financings and retirements, corporate overhead, and stock-based compensation. Our measure of broadcast and digital operating income is similar to industry use of station operating income; however, it reflects our more diverse business and therefore is not completely analogous to “station operating income” or other similarly titled measures as used by other companies. Broadcast and digital operating income does not represent operating income or loss, or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as an alternative to those measurements as an indicator of our performance.
2“Adjusted EBITDA": Adjusted EBITDA consists of net loss plus (1) depreciation and amortization, income taxes, interest expense, net income (loss) attributable to non-controlling interests, impairment of goodwill and intangible assets, stock-based compensation, (gain) loss on retirement of debt, corporate costs, non-recurring litigation settlement costs, severance-related costs, investment income, loss from unconsolidated joint venture, loss from ceased non-core business initiatives less (2) other income, net and interest and investment income. Net loss before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under GAAP. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant measure used by our management to evaluate the operating performance of our business. Accordingly, based on the previous description of Adjusted EBITDA, we believe that it provides useful information about the operating performance of our business, apart from the expenses associated with our fixed assets and goodwill and intangible assets, or capital structure. Adjusted EBITDA is frequently used as one of the measures for comparing businesses in the broadcasting industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including, but not limited to the fact that our definition includes the results of all four of our operating segments (Radio Broadcasting, Reach Media, Digital, and Cable Television). Business activities unrelated to these four segments are included in "Corporate/Eliminations/ Other" line item in the reconciliation to the pre-tax income. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under GAAP, and should not be considered as alternatives to those measurements as an indicator of our performance.
We also present Adjusted EBITDA as net revenue less (1) programming and technical, (2) sales and marketing, (3) general and administrative operating expenses, plus (4) severance-related costs, (5) non-recurring litigation settlement costs, and (6) other costs (income).
3For the three months ended September 30, 2025 and 2024, Urban One had 44,366,979 and 47,105,290 shares of common stock outstanding on a weighted average basis (basic), respectively. For the nine months ended September 30, 2025 and 2024, Urban One had 44,631,511 and 48,614,438 shares of common stock outstanding on a weighted average basis (basic), respectively.
4For the three months ended September 30, 2025 and 2024, Urban One had 44,366,979 and 47,105,290 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively. For the nine months ended September 30, 2025 and 2024, Urban One had 44,631,511 and 48,614,438 shares of common stock outstanding on a weighted average basis (fully diluted for outstanding stock awards), respectively.